Exhibit 99.1

Diffusion Pharmaceuticals Announces Strategic Review Process to Evaluate Value-Enhancing Alternatives including Opportunities to Better Leverage TSC

CHARLOTTESVILLE, Va., October 25, 2022--Diffusion Pharmaceuticals Inc. (NASDAQ: DFFN) (“Diffusion” or the “Company”), a biopharmaceutical company developing novel therapies that may enhance the body’s ability to deliver oxygen to areas where it is needed most, today announced that its Board of Directors (the “Board”) has authorized a thorough review and evaluation of a range of potential strategic opportunities in the interest of enhancing stockholder value including transactional opportunities to better leverage the potential of trans sodium crocetinate (“TSC”) and the Company’s other assets.

As part of the Company’s previously disclosed, ongoing efforts to identify acquisition and partnership transactions that complement, supplement or de-risk the Company’s current development programs and the Board’s commitment to enhancing stockholder value, the Board has determined to expand its evaluation to a broader range of options which could include a joint venture, licensing, sale or divestiture of some of the Company’s proprietary technologies or a sale of the Company, in addition to the previously announced opportunities under consideration. The Company has retained Canaccord Genuity LLC as its financial advisor and Dechert LLP as its legal counsel to assist in the review process.

“Over the past two years, we have obtained encouraging data on the potential effects of TSC on oxygenation, including the results of our Altitude, TCOM, and COVID-19 Trials. We continue to believe TSC has potential benefits for patients, particularly as an adjuvant treatment to standard of care therapy for hypoxic solid tumors, like glioblastoma multiforme,” said Robert J. Cobuzzi, Jr., Ph.D., President and Chief Executive Officer of Diffusion. “We continue to seek opportunities to leverage our cash position and the significant skills and experience of our team to opportunistically identify novel product candidates that may deliver additional value for our stockholders. This includes strategic transactions that may increase the likelihood of TSC’s successful development and simultaneously allow for a more effective and efficient use of our other resources.”

There is no timeline for this review and there is no assurance that the Board’s review will result in any transaction being consummated. Diffusion does not intend to comment on the process or make further disclosures until it determines an update is appropriate.

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapies to enhance the body’s ability to deliver oxygen to areas where it is needed most. Diffusion’s lead product candidate, TSC, is being investigated to enhance the diffusion of oxygen to tissues with low oxygen levels, also known as hypoxia, a serious complication of many of medicine’s most intractable and difficult-to-treat conditions, including hypoxic solid tumors like glioblastoma multiforme.

For more information, please visit us at www.diffusionpharma.com.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including: the Company’s ongoing strategic alternative review process; the potential therapeutic value of TSC in cancer and non-cancer indications; anticipated timelines for the initiation, completion, and announcement of outcomes from the Company’s strategic alternative review process or its clinical studies; and the Company’s near-term strategic priorities with respect to the development of TSC and otherwise. The Company may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, the Company’s actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the outcome of the Company’s ongoing strategic alternative review process; the novelty of the Company’s Oxygenation Trials’ design and endpoints, the relevance of trends observed in those studies to any indication, including hypoxic solid tumors, and the therapeutic value of TSC; the optimal doses and dosing regimens of TSC in connection with the potential treatment of any particular disease or indication; the Company’s ability to design, initiate, enroll, execute, and complete its ongoing and planned studies evaluating TSC, including Study 200-208; the likelihood and timing of regulatory approval of TSC, if any, for the treatment of solid tumors complicated by hypoxia or any other indication, or the nature of any feedback the Company may receive from the U.S. Food and Drug Administration or other regulatory bodies; the impact of global supply chain disruptions on the Company’s drug product manufacturing capabilities, clinical development program, and associated timelines; the Company’s ability to identify, evaluate and execute potential business development transactional opportunities, if any; the Company’s ability to protect and expand its intellectual property portfolio; general economic, political, business, industry, and market conditions, including the ongoing COVID-19 pandemic, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s filings most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified) and, except as required by applicable law, rule, or regulation, the Company undertakes no obligation to update any such statements after the date hereof.

Contacts

Tiberend Strategic Advisors, Inc.

Daniel Kontoh-Boateng/Jonathan Nugent

dboateng@tiberend.com

jnugent@tiberend.com